PennantPark Investment Corporation Announces Financial Results for the Quarter Ended June 30, 2011

NEW YORK, NY - (Marketwire - August 3, 2011) - PennantPark Investment Corporation (NASDAQ: PNNT) or “we,” “our,” “us” or “Company” today announces financial results for its third fiscal quarter ended June 30, 2011.

HIGHLIGHTS
Quarter Ended June 30, 2011
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$778.9
Net assets	$504.9
Net asset value per share	$11.08

Credit facility (cost $157.7)	$155.6
SBA debentures	$75.0

Yield on debt investments at period-end	13.1%

Operating Results:
Net investment income	$13.2
Net investment income per share	$0.29
Distribution declared per share	$0.27

Portfolio Activity:
Purchases of long term investments	$145.5
Sales and repayments of long term investments	$119.3

Number of new portfolio companies invested	3
Number of existing portfolio companies invested	4
Number of portfolio companies at end of period	47

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 4, 2011

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, August 4, 2011 to discuss the quarterly financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 874-1586 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4908. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through August 18, 2011 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #6451939.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2011, our portfolio totaled $778.9 million and consisted of $299.0 million of senior secured loans, $127.3 million of second lien secured debt, $284.5 million of subordinated debt and $68.1 million of preferred and common equity investments. This compares to our portfolio as of September 30, 2010, which totaled $664.7 million and consisted of $234.6 million of senior secured loans, $156.7 million of second lien secured debt, $223.9 million of subordinated debt and $49.5 million of preferred and common equity investments.

As of June 30, 2011, our overall portfolio consisted of 47 companies with an average investment size of $16.6 million and a weighted average yield on debt investments of 13.1%, and was invested 38% in senior secured loans, 16% in second lien secured debt, 37% in subordinated debt and 9% in preferred and common equity investments. This compares to our portfolio as of September 30, 2010, which consisted of 43 companies with an average investment size of $15.5 million, and a weighted average yield on debt investments of 12.7%, and was invested 35% in senior secured loans, 24% in second lien secured debt, 34% in subordinated debt and 7% in preferred and common equity investments.
For the three months ended June 30, 2011, we invested $145.5 million in three new and four existing portfolio companies with a weighted average yield on debt investments of 13.5%. Sales and repayments of long-term investments for the three months ended June 30, 2011 totaled $119.3 million. This compares to the three months ended June 30, 2010, in which we invested $93.8 million in three new and four existing portfolio companies with a weighted average yield on debt investments of 14.5%. Sales and repayments of long term investments for the three months ended June 30, 2010 totaled $59.2 million.

RESULTS OF OPERATIONS
Set forth below are the results of operations for the three and nine months ended June 30, 2011 and 2010.
Investment Income
Investment income for the three and nine months ended June 30, 2011 was $22.9 million and $65.6 million, respectively, and was primarily attributable to $7.7 million and $22.8 million from senior secured loans, $3.5 million and $9.5 million from second lien secured debt investments, and $8.5 million and $24.8 million from subordinated debt investments, respectively. This compares to investment income for the three and nine months ended June 30, 2010, which was $16.3 million and $43.4 million, respectively, and was primarily attributable to $4.7 million and $11.4 million from senior secured loans, $3.3 million and $9.8 million from second lien secured debt investments and $6.6 million and $17.9 million from subordinated debt investments, respectively. The increase in investment income compared with the same periods in the prior year is due to the growth of our portfolio and rotation out of our lower yielding investments.

Expenses
Expenses for the three and nine months ended June 30, 2011, totaled $9.7 million and $28.1 million, respectively. Base management fee for the same respective periods totaled $3.8 million and $10.9 million, performance-based incentive fees totaled $3.3 million and $9.4 million, credit facility and Small Business Administration (“SBA”) debentures expenses totaled $1.3 million and $3.6 million, general and administrative expenses totaled $1.3 million and $4.0 million, respectively, and excise tax for the nine months ended June 30, 2011 totaled $0.2 million. This compares to expenses for the three and nine months ended June 30, 2010, which totaled $7.5 million and $20.3 million, respectively. Base management fee for the same respective periods totaled $3.0 million and $8.3 million, performance-based incentive fees totaled $2.2 million and $5.8 million, credit facility expenses totaled $1.0 million and $2.6 million, general and administrative expenses totaled $1.3 million and $3.5 million, respectively, and excise tax for the nine months ended June 30, 2010 totaled $0.1 million. The increase in expenses is due to growth of both the portfolio and net investment income.

Net Investment Income
Net investment income totaled $13.2 million and $37.5 million, or $0.29 and $0.92 per share, for the three and nine months ended June 30, 2011, respectively. For the same respective periods in the prior year, net investment income totaled $8.8 million and $23.1 million, or $0.28 and $0.82 per share.

Net Realized Gains or Losses
Sales and repayments of long-term investments for the three and nine months ended June 30, 2011 totaled $119.3 million and $256.4 million and realized gains totaled $6.2 million and $8.7 million, respectively, due to sales and refinancing of our debt investments. Sales and repayments of long-term investments for the three and nine months ended June 30, 2010 totaled $59.2 million and $82.7 million and realized gains (losses) totaled $0.1 million and $(16.6) million, respectively, due to sales and repayments of our debt investments.

Net Change in Unrealized Appreciation or Depreciation on Investments and Credit Facility
For the three and nine months ended June 30, 2011, our investments had a net change in unrealized (depreciation) appreciation of $(16.5) million and $7.1 million, respectively. For the three and nine months ended June 30, 2010, our investments had a net change in unrealized (depreciation) appreciation of $(1.5) million and $32.3 million, respectively. The decrease in the net change in unrealized appreciation on our investments compared to the prior year is the result of changes in the leveraged credit markets over the comparable periods. On June 30, 2011 and September 30, 2010, net unrealized appreciation on investments totaled $15.1 million and $8.0 million, respectively.
For the three and nine months ended June 30, 2011, our credit facility had a net change in unrealized appreciation of $0.6 million and $11.9 million, respectively. For the three and nine months ended June 30, 2010, our long-term credit facility had a net change in unrealized appreciation of $3.2 million and $28.9 million, respectively. The net change in unrealized appreciation on our credit facility over the prior year is the result of it approaching maturity and the reduced borrowings outstanding over comparable periods. On June 30, 2011 and September 30, 2010, net unrealized depreciation on our long-term credit facility totaled $2.1 million and $14.0 million, respectively.

Net Increase in Net Assets Resulting from Operations
Net increase in net assets resulting from operations totaled $2.3 million and $41.4 million, respectively, or $0.05 per share and $1.01 per share, respectively, for the three and nine months ended June 30, 2011. This compares to a net increase in net assets resulting from operations which totaled $4.3 million and $9.9 million, respectively, or $0.13 per share or $0.35 per share, for the three and nine months ended June 30, 2010. This change in net assets from operations is due to the continued growth in net investment income primarily as a result of growing our portfolio, offset by the appreciation in the value of our long-term credit facility as it approaches maturity in June 2012.

LIQUIDITY AND CAPITAL RESOURCES
Our liquidity and capital resources are derived from our credit facility, SBA debentures and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and other operating expenses we incur. We used, and expect to continue to use, these capital resources as well as proceeds from rotation within our portfolio and from public and private offerings of securities to finance our investment objectives.
As of June 30, 2011, we had $157.7 million (including a $21.0 million temporary draw) in outstanding borrowings on our credit facility, with a fair market value of $155.6 million and a weighted average interest rate at that time of 1.49%, exclusive of the fee on the undrawn commitment of 0.20%. Our senior secured revolving credit facility, which matures in June 2012, had $157.3 million of remaining unused borrowing capacity as of June 30, 2011.

As of June 30, 2011, we had committed to SBIC LP $75.0 million ($50.0 million funded), had SBA debentures outstanding of $75.0 million with a weighted average interest rate of 3.14%, exclusive of 3.43% of upfront fees. The SBA debentures had $25.0 million remaining unused borrowing capacity subject to customary regulatory requirements. Of the $75.0 million of SBA debentures outstanding, $45.0 million is fixed for 10 years with a weighted average rate of 4.45%, inclusive of the SBA annual fee, and $30.0 million is temporary financing currently bearing a weighted average rate of 1.18% that will reset to a market-driven rate in September 2011 and will remain fixed thereafter for 10 years.
On June 1, 2011, we received an exemptive relief from the SEC allowing us to modify the asset coverage requirement to exclude the SBA debentures from the calculation. Accordingly, our ratio of total assets on a consolidated basis to outstanding indebtedness may be less than 200%, which while providing increased investment flexibility, would also increase our exposure to risks associated with leverage.
As of June 30, 2011, we had approximately $57.8 million of assets bearing a coupon of 9% or lower. We intend to seek to rotate these into new, higher yielding investments over time.

During the nine months ended June 30, 2011, we generated operating cash flows primarily from interest earned on debt investments and sales and repayments of investments. Our primary use of funds from operations during the same period consisted of investments in portfolio companies, payments of fees, and other operating expenses we incurred. Our operating activities used cash of $35.8 million for the nine months ended June 30, 2011, and our financing activities provided cash of $62.8 million for the same period, primarily from net repayments under our credit facility, SBA debentures issued, and our common stock offering.
During the nine months ended June 30, 2010, we generated operating cash flows primarily from interest earned on debt investments, and our primary use of funds from operations during the same period consisted of investments in portfolio companies, payments of fees and other operating expenses we incurred. Our operating activities used cash of $101.6 million for the nine months ended June 30, 2010, and our financing activities provided cash of $69.6 million for the same period, primarily from our common stock offering.

DISTRIBUTIONS
During the three and nine months ended June 30, 2011, we declared distributions of $0.27 and $0.80 per share, respectively, for total distributions of $12.3 million and $34.0 million, respectively. For the same periods in the prior year, we declared distributions of $0.26 and $0.77 per share, respectively, for total distributions of $8.2 million and $22.9 million, respectively. Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in its periodic report filed with the Securities and Exchange Commission.
RECENT DEVELOPMENTS
On July 22, 2011, SBIC LP received a debt commitment from the SBA for an additional $50.0 million, bringing its total debt commitment from the SBA to $150.0 million.

AVAILABLE INFORMATION
The Company makes available on its website its report on Form 10-Q filed with the Securities Exchange Commission and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2011 (unaudited)	September 30, 2010
Assets
Investments at fair value
Non-controlled, non-affiliated investments, at fair value (cost-$734,760,589 and $631,280,755, respectively)	$753,258,773	$641,290,626
Non-controlled, affiliated investments, at fair value (cost-$18,116,807 and $17,427,648, respectively)	14,685,185	15,433,680
Controlled, affiliated investments, at fair value (cost-$11,000,100 and $8,000,100, respectively)	11,000,000	8,000,100
Total of Investments, at fair value (cost-$763,877,496 and $656,708,503, respectively)	778,943,958	664,724,406
Cash equivalents	28,808,966	1,814,451
Interest receivable	6,258,266	12,814,096
Receivable for investments sold	—	30,254,774
Prepaid expenses and other assets	3,581,765	1,886,119
Total assets	817,592,955	711,493,846
Liabilities
Distributions payable	12,306,893	9,401,281
Payable for investments purchased	42,680,270	52,785,000
Unfunded investments	18,633,872	22,203,434
Credit facility payable (cost-$157,700,000 and $233,100,000, respectively)	155,649,500	219,141,125
SBA debentures payable	75,000,000	14,500,000
Interest payable on credit facility and SBA debentures	794,953	215,135
Management fee payable	3,805,619	3,286,816
Performance-based incentive fee payable	3,295,098	2,239,011
Accrued other expenses	487,659	1,146,821
Total liabilities	312,653,864	324,918,623
Net Assets
Common stock, 45,581,083 and 36,158,772 shares are issued and outstanding, respectively. Par value is $0.001 per share and 100,000,000 shares are authorized.	45,581	36,159
Paid-in capital in excess of par value	539,419,632	428,675,184
Undistributed net investment income	5,532,780	1,800,646
Accumulated net realized loss on investments	(57,175,864)	(65,911,544)
Net unrealized appreciation on investments	15,066,462	8,015,903
Net unrealized depreciation on credit facility	2,050,500	13,958,875
Total net assets	$504,939,091	$386,575,223
Total liabilities and net assets	$817,592,955	$711,493,846
Net asset value per share	$11.08	$10.69

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
Investment income:
From non-controlled, non-affiliated investments:
Interest	$21,046,388	$15,404,934	$60,441,750	$41,140,098
Other	1,157,228	594,978	3,237,675	1,327,063
From non-controlled, affiliated investments:
Interest	389,709	335,159	1,134,363	991,388
From controlled, affiliated investments:
Interest	315,000	—	785,167	—
Total investment income	22,908,325	16,335,071	65,598,955	43,458,549

Expenses:
Base management fee	3,803,994	3,035,172	10,891,930	8,331,957
Performance-based incentive fee	3,256,341	2,205,310	9,387,769	5,779,297
Interest and expenses on the credit facility and SBA debentures	1,329,441	962,597	3,551,391	2,619,555
Administrative services expenses	583,215	709,737	1,812,932	1,806,860
Other general and administrative expenses	680,322	601,011	2,211,349	1,705,400
Expenses before taxes	9,653,313	7,513,827	27,855,371	20,243,069
Excise tax	35,000	—	193,824	97,890
Total expenses	9,688,313	7,513,827	28,049,195	20,340,959
Net investment income	13,220,012	8,821,244	37,549,760	23,117,590

Realized and unrealized gain (loss) on investments and credit facility:
Net realized gain (loss) on non-controlled, non-affiliated investments	6,155,867	100,295	8,735,680	(16,644,556))
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(14,977,901))	(1,732,131))	8,486,459	32,257,205
Non-controlled, affiliated investments	(1,474,634))	279,017	(1,435,799))	74,918
Controlled, affiliated investments	—	—	(100))	—
Credit facility unrealized (appreciation)	(604,929))	(3,208,992))	(11,908,375))	(28,900,620))
Net change in unrealized (depreciation) appreciation	(17,057,464))	(4,662,106))	(4,857,815))	3,431,503

Net realized and unrealized gain (loss) from investments and credit facility	(10,901,597))	(4,561,811))	3,877,865	(13,213,053))

Net increase in net assets resulting from operations	$2,318,415	$4,259,433	$41,427,625	$9,904,537

Net increase in net assets resulting from operations per common share	$0.05	$0.13	$1.01	$0.35
Net investment income per common share	$0.29	$0.28	$0.92	$0.82

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. From time to time, we may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:     Aviv Efrat
    PennantPark Investment Corporation
        Reception: (212) 905-1000
        www.pennantpark.com